Exhibit 99.1

For Immediate Release:

May 8, 2020

The New Home Company Inc. Adopts Tax Benefit Preservation Plan for Net Operating Losses

ALISO VIEJO, CA. – The New Home Company Inc. (NYSE: NWHM) (the “Company”) announced today that its Board of Directors (the “Board”) has adopted a tax benefit preservation plan (the “Plan”) to help preserve the value of its net operating losses and other tax attributes. As of March 31, 2020, the Company had approximately $85.7 million of gross deferred tax assets, which are valued on a tax-effected basis at approximately $16.6 million. The Company's gross deferred tax assets consist of tax attributes including at least $42.7 million of cumulative state net operating losses, $3.0 million of energy tax credits, and $25.8 million of basis differences in joint venture investments and inventories that may be carried forward and can be utilized in certain circumstances to reduce future taxable income. While we believe a portion of the deferred tax assets may be eligible to be carried back to offset U.S. federal income taxes due to the tax law changes arising from the Coronavirus Aid, Relief, and Economic Security (CARES) Act, our ability to carry back such net operating losses is dependent on several factors, including the timing of when such tax assets become deductible.

The Plan was adopted to protect an important asset of the Company that may have meaningful value to all stockholders of the Company. These tax benefits can include the offset of tax liability arising from future taxable earnings or gains. The value of these tax benefits would be substantially limited if the Company were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code, as amended (the “Code”). In general, an ownership change would occur if stockholders that own (or are deemed to own) at least five percent or more of the outstanding common stock of the Company increased their cumulative ownership in the Company by more than 50 percentage points over their lowest ownership percentage within a rolling three-year lookback period starting January 1, 2018.

In light of the recent market volatility as a result of the COVID-19 pandemic and the measures taken to limit its spread, and its acute impacts on our trading price and volatility, the Board believes that the Plan reduces the likelihood that changes in the Company’s investor base would limit future use of its tax benefits, which would significantly impair the value of the benefits to all stockholders. The Company believes that no ownership change as defined in Section 382 has occurred as of the date of this press release.

The Board adopted the Plan after considering, among other matters, the estimated value of the tax benefits, the potential for diminution upon an ownership change and the risk of an ownership change occurring.

As part of the plan, the Board declared a dividend of one preferred stock purchase right, which are referred to as “rights,” for each outstanding share of the Company’s common stock. The dividend will be payable to holders of record as of the close of business on May 20, 2020. Any shares of the Company’s common stock issued after the record date will be issued together with the rights.

The rights will be exercisable if a person or group, without the approval of the Company’s Board, acquires, or obtains the right to acquire, beneficial ownership of 4.95 percent or more of the Company’s common stock. The rights also will be exercisable if a person or group that already beneficially owns 4.95 percent or more of the Company’s common stock, without Board approval, acquires additional shares (other than as a result of a dividend or a stock split). Existing stockholders of the Company that, as of May 8, 2020 beneficially own in excess of 4.95 percent of the common stock will be “grandfathered in” at their current ownership level. If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase the Company’s common stock at a 50 percent discount. Rights held by the person or group triggering the rights will become void and will not be exercisable.

Beneficial ownership of shares is calculated under the plan in accordance with the applicable rules of Section 382 of the Code. The calculations are complex, and stockholders should contact the Company if they have any questions regarding their ownership.

The Board has established procedures by which it will consider requests by stockholders to exempt certain acquisitions of the Company’s common stock from the plan if the Board determines that doing so would not limit or impair the availability of the tax benefits or is otherwise in the best interests of the Company.

The rights will expire on May 7, 2021. The rights may also expire on an earlier date upon the occurrence of certain events, including a determination by the Board that the plan is no longer needed to preserve the tax benefits because of legislative changes or if the Board determines that the tax benefits have been fully used or are no longer available under Section 382 or that an ownership change would not materially impair or limit the tax benefits. Once the tax attributes have been fully used, the Board intends to terminate the plan. The rights may also be redeemed, exchanged or terminated prior to their expiration.  If the Board determines it is appropriate to extend the Plan, the Board intends to submit any such extension to a vote of the stockholders at the Company’s 2021 annual meeting of the stockholders.

The distribution of the rights is not taxable to stockholders. The rights will initially trade together with the Company’s common stock and the Board may terminate the plan or redeem the rights prior to the time the rights are triggered. Further details about the plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by the Company.

About The New Home Company Inc.

The New Home Company is a new generation homebuilder focused on the design, construction and sale of innovative and consumer-driven homes in major metropolitan areas within select growth markets in California and Arizona, including coastal Southern California, the San Francisco Bay area, metro Sacramento and the greater Phoenix area. The Company is headquartered in Aliso Viejo, California.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, anticipation, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our revenues, community counts and openings, the timing and success of specific projects, our ability to execute our strategic growth objectives, gross margins, other projected results, income, earnings per share, joint ventures and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “should,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal,” “will,” “guidance,” “target,” “forecast,” “indicate,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the impacts of the COVID-19 pandemic and the measures taken to limit its spread, the pace of recovery when the COVID-19 pandemic subsides; existing or future changes in  ownership of our common stock; changes in applicable laws or interpretations of those laws; economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation; a downturn in the homebuilding industry; changes in sales conditions, including home prices, in the markets where we build homes; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; volatility and uncertainty in the credit markets and broader financial markets; our business and investment strategy including our plans to sell more affordably priced homes; availability of land to acquire and our ability to acquire such land on favorable terms or at all; our liquidity and availability, terms and deployment of capital; changes in margin; write-downs and impairments; shortages of or increased prices for labor, land or raw materials used in housing construction; adverse weather conditions and natural disasters (including wild fires and mudslides); our concentration in California; issues concerning our joint venture partnerships; the cost and availability of insurance and surety bonds; governmental regulation, including the impact of “slow growth” or similar initiatives; changes in, or the failure or inability to comply with, governmental laws and regulations; the timing of receipt of regulatory approvals and the opening of projects; delays in the land entitlement process, development, construction, or the opening of new home communities; litigation and warranty claims; the degree and nature of competition; the impact of recent accounting standards; a cybersecurity or business interruption event; availability of qualified personnel and our ability to retain our key personnel; and additional factors discussed under the sections captioned “Risk Factors” included in our annual report and other reports filed with the Securities and Exchange Commission. The Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Investor Relations Contact:

Drew Mackintosh, Investor Relations

949-382-7838

investorrelations@nwhm.com